Exhibit 5.1

August 5, 2026
B.A.T Capital Corporation
$750,000,000 5.300% Notes due 2033
$750,000,000 5.550% Notes due 2036
Ladies and Gentlemen:
We have acted as U.S. counsel for B.A.T Capital Corporation, a Delaware corporation (“BATCAP” or the “Issuer”) and each of the guarantors listed on Annex A to this opinion (the “Guarantors”), in connection with (i) the filing by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F‑3 (Registration No. 333-288448), filed with the Commission on July 1, 2025 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an undetermined principal amount of debt securities of the Issuer in one or more series and the guarantees of such debt securities by the Guarantors (the “Guarantees”) and (ii) the preparation and filing by the Issuer and the Guarantors of a prospectus supplement, dated August 3, 2026 (the “Prospectus Supplement”), with the Commission relating to the issuance and sale by BATCAP of $750,000,000 aggregate principal amount of 5.300% Notes due 2033 (the “2033 Notes”) and $750,000,000 aggregate principal amount of 5.550% Notes due 2036 (the “2036 Notes” and, together with the 2033 Notes, the “Notes”), to be issued pursuant to the indenture, dated as of September 6, 2019, by and among BATCAP as issuer, the Guarantors and Citibank, N.A. as trustee, authentication agent, initial paying agent, registrar, transfer agent and calculation agent (the “Trustee”) (the “Indenture”), as supplemented by: (i) the supplemental indenture no. 1 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 1”); (ii) the supplemental indenture no. 2 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 2”); (iii) the supplemental indenture no. 3 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 3”); (iv) the supplemental indenture no. 4 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 4”); (v) the supplemental indenture no. 5 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 5”); (vi) the supplemental indenture no. 6 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 6”); (vii) the supplemental indenture no. 7 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 7”); (viii) the supplemental indenture no. 8 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 8”); (ix) the supplemental indenture no. 9 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 9”); (x) the supplemental indenture no. 10 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 10”); (xi) the supplemental indenture no. 11 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 11”); (xii) the supplemental indenture no. 12 dated as of March 16, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 12”); (xiii) the supplemental

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indenture no. 13 dated as of March 16, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 13”); (xiv) the supplemental indenture no. 14 dated as of March 24, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 14”); (xv) the supplemental indenture no. 15 dated as of October 19, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 15”); (xvi) the supplemental indenture no. 16 dated as of August 2, 2023, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 16”); (xvii) the supplemental indenture no. 17 dated as of August 2, 2023, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 17”); (xviii) the supplemental indenture no. 18 dated as of August 2, 2023, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 18”); (xix) the supplemental indenture no. 19 dated as of August 2, 2023, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 19”); (xx) the supplemental indenture no. 20 dated as of February 20, 2024, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 20”); (xxi) the supplemental indenture no. 21 dated as of February 20, 2024, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 21”); (xxii) the supplemental indenture no. 22 dated as of March 13, 2025, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 22”); (xxiii) the supplemental indenture no. 23 dated as of March 13, 2025, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 23”); (xxiv) the supplemental indenture no. 24 dated as of March 13, 2025, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 24”); (xxv) the supplemental indenture no. 25 dated as of September 22, 2025, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 25” ); (xxvi) the supplemental indenture no. 26 dated as of August 5, 2026, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 26”); and (xxvii) the supplemental indenture no. 27 dated as of August 5, 2026, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 27” and, together with the Supplemental Indenture No. 1, the Supplemental Indenture No. 2, the Supplemental Indenture No. 3, the Supplemental Indenture No. 4, the Supplemental Indenture No. 5, the Supplemental Indenture No. 6, the Supplemental Indenture No. 7, the Supplemental Indenture No. 8, the Supplemental Indenture No. 9, the Supplemental Indenture No. 10, the Supplemental Indenture No. 11, the Supplemental Indenture No. 12, the Supplemental Indenture No. 13, the Supplemental Indenture No. 14, the Supplemental Indenture No. 15, the Supplemental Indenture No. 16, the Supplemental Indenture No. 17, the Supplemental Indenture No. 18, the Supplemental Indenture No. 19, the Supplemental Indenture No. 20, the Supplemental Indenture No. 21, the Supplemental Indenture No. 22, the Supplemental Indenture No. 23, the Supplemental Indenture No. 24, the Supplemental Indenture No. 25 and the Supplemental Indenture No. 26, the “Supplemental Indentures”), in accordance with the underwriting agreement dated as of August 3, 2026, among BATCAP as issuer, the Guarantors as guarantors, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Santander US Capital Markets LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”) (the “Underwriting Agreement”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of BATCAP, as adopted on September 8, 2008; (b) the Amended and Restated By-laws of BATCAP, as adopted on July 27, 2007;

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(c) resolutions adopted by Board of Directors of BATCAP on June 20, 2019, August 24, 2020, June 29, 2022 and June 12, 2025; (d) the Registration Statement; (e) the Indenture; (f) the Supplemental Indentures; and (g) the forms of the Notes. We have relied, with respect to certain factual matters, on representations and warranties of directors and officers of the Issuer and the Guarantors.
We do not purport to express an opinion on or address all matters of U.S. law that may be of relevance with respect to the proposed issuance and sale of the Notes. This letter is strictly limited to the matters presented in it and does not extend, by implication or otherwise, to any matters not referenced herein.
Based upon and subject to the foregoing, we are of opinion that:
1.When the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and the respective Supplemental Indenture and upon payment of the consideration therefor provided for in the Underwriting Agreement, such Notes will be validly issued and constitute valid and binding obligations of BATCAP, enforceable against BATCAP in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
2.When the Notes underlying the Guarantees of the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and the respective Supplemental Indenture and upon payment of the consideration therefor provided for in the Underwriting Agreement, each Guarantee of the Notes will constitute the valid and binding obligation of the Guarantors, enforceable against the Guarantors, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, the Netherlands or the State of North Carolina.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to British American Tobacco p.l.c.’s current report on Form 6-K filed on August 5, 2026 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do

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not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/Cravath, Swaine & Moore LLP
British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom
B.A.T Capital Corporation
103 Foulk Road, Suite 120
Wilmington, Delaware 19803
United States
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ANNEX A
Guarantors
British American Tobacco p.l.c., a public limited company organized under the laws of England and Wales
B.A.T. International Finance p.l.c., a public limited company organized under the laws of England and Wales
B.A.T. Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands
Reynolds American Inc., a North Carolina corporation

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